UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2008
SM&A

(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 975-1550
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions
On November 6, 2008, SM&A, a Delaware corporation, held a conference call to discuss its third quarter ended September 30, 2008 financial results. A copy of the conference call transcript is furnished as Exhibit 99.1 to this report.
Information Regarding Solicitation of Proxies
In connection with the proposed transaction, the Company will file proxy materials with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the Company in advance of the special meeting. Stockholders of the Company are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the proposed transaction. Stockholders may obtain a free copy of the proxy statements and any other relevant documents (when available) at the SEC’s web site at http://www.sec.gov. The definitive proxy statements and these other documents will also be available on the Company’s website (www.smawins.com) and may be obtained free from the Company by directing a request to SM&A, Attn: Investor Relations, 4695 MacArthur Court, 8th Floor, Newport Beach, CA 92660.
Participants in the Solicitation
SM&A and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from SM&A stockholders with respect to the proposed merger described above. Information regarding the officers and directors of SM&A is included in its definitive proxy statement for its 2008 annual meeting filed with the SEC on April 18, 2008. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Third Quarter ended September 30, 2008 Earnings Conference Call Transcript dated November 6, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 12, 2008	SM&A
	By:	/s/ James R. Eckstaedt
		Name:	James R. Eckstaedt
		Title:	Executive Vice President, Finance Chief Financial Officer

Exhibit List

Exhibit No.	Description

99.1	Third Quarter ended September 30, 2008 Earnings Conference Call Transcript dated November 6, 2008.